UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 31, 2012

(Date of earliest event reported)

RARE ELEMENT RESOURCES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

001-34852	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

225 UNION BLVD., SUITE 250, LAKEWOOD, COLORADO 80228

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On January 31, 2012 Mark T. Brown resigned as Director of the Registrant.  Mr. Brown’s resignation is not due to any disagreement with the Registrant on any matter related to the Registrant’s operations, policies or practices.

(d)

On February 3, 2012, Mr. Randall J. Scott and Mr. Paul H. Zink were appointed as Directors of the Registrant.  Additionally, Mr. Zink was appointed to the Audit Committee.

Mr. Scott is currently the Registrant’s Chief Executive Officer.  Mr. Scott previously worked for Thompson Creek Metals Company Inc. as Vice President, Corporate Responsibility and Strategy from May 2011 to November 2011 and as Director Strategic Management from August 2010 to May 2011 and as Project Sponsor Enterprise Resource Planning (ERP) Implementation from January 2010 to August 2010.  Prior to that, he served as Vice President of Metals Norwest Corp in January 2010.  Prior to that, he served as the Principal Real Estate Agent and Team Leader for Scott Home and Land Real Estate Team from 2002 until 2009. Prior to that, Mr. Scott held senior management positions with Cyprus Amax Coal Company and RAG American Coal Company from 1995 to 2001 and prior to that Mr. Scott held senior management positions with Cyprus Metals Company from 1989 until 1995.  Mr. Scott received his Bachelor of Science degree in metallurgical engineering from the Colorado School of Mines.  Mr. Scott received his Masters of Business Administration from the University of Arizona.

Mr. Zink has been the President of Eurasian Capital at Eurasian Minerals Inc. since July, 2010. Previously, he served as the President and Director of International Royalty Corp., from March 2008 to February 2010.  Prior to that, Mr. Zink held the position of Senior Investment Analyst at the Denver-based, privately held investment firm, Republic Financial Corporation from 2002 until September 2007.  He has been a Director of Atna Resources Ltd. since April 5, 2011.  Mr. Zink has been a member of the Advisory Council of the Center for Commodities at the University of Colorado at Denver Business School since February 2012.  Mr. Zink graduated Phi Beta Kappa from Lehigh University with a Bachelor's degree in Economics and International Relations.

To the Registrant’s knowledge, there is no arrangement or understanding between Mr. Scott or Mr. Zink and any other person pursuant to which they were selected to serve as directors.   Additionally, there are no transactions involving the Registrant and either Mr. Scott or Mr. Zink that the Registrant would be required to report pursuant to Item 404(a) of Regulation S-K..

Mr. Zink will receive compensation in accordance with the Registrant’s standard compensation arrangements for non-employee directors, which consists of $10,000 per year and an additional $5,000 for Committee Chairs, with total compensation to be capped at $20,000 , as adjusted by the Registrant’s board of directors from time to time

Item 7.01  Regulation FD

On February 6, 2012, the Registrant issued a press release announcing the appointment of Mr. Randall J. Scott and Mr. Paul H. Zink as directors of the Company as well as the resignation of Mark T. Brown as a director of the Company.   A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1	Press Release dated February 6, 2012*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RARE ELEMENT RESOURCES LTD. (Registrant)

Dated: February 6, 2012	By: /s/ David P. Suleski David P. Suleski Chief Financial Officer and Corporate Secretary